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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 13, 2018, relating to the consolidated financial statements of Security Devices International, Inc. for the year ended November 30, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

UHY McGovern Hurley LLP

Chartered Professional Accountants Licensed Public Accountants

Toronto, Ontario, Canada
March 28, 2018